EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the shares of Common Stock of CLS Holdings USA, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of January 10, 2019.

January 10, 2019
Date

NAVY CAPITAL GREEN MANAGEMENT LLC

/s/ John Kaden
Signature

John Kaden/Manager
Name/Title

/s/ Sean Stiefel
Signature

Sean Stiefel/Manager
Name/Title

January 10, 2019
Date

NAVY CAPITAL GREEN MANAGEMENT PARTNERS, LLC

/s/ John Kaden
Signature

John Kaden/Manager
Name/Title

/s/ Sean Stiefel
Signature

Sean Stiefel/Manager
Name/Title

January 10, 2019
Date

NAVY CAPITAL GREEN FUND, LP

/s/ John Kaden
Signature

John Kaden/Manager of its General Partner
Name/Title

/s/ Sean Stiefel
Signature

Sean Stiefel/Manager of its General Partner
Name/Title

January 10,2019
Date

NAVY CAPITAL GREEN CO-INVEST FUND LLC

/s/ John Kaden
Signature

John Kaden/Manager of its Manager
Name/Title

/s/ Sean Stiefel
Signature

Sean Stiefel/Manager of its Manager
Name/Title

January 10, 2019
Date

NAVY CAPITAL GREEN CO-INVEST PARTNERS, LLC

/s/ John Kaden
Signature

John Kaden/Manager of its Manager
Name/Title

/s/ Sean Stiefel
Signature

Sean Stiefel/Manager of its Manager
Name/Title

January 10, 2019
Date

/s/ John Kaden
Signature

John Kaden
Name

January 10, 2019

/s/ Sean Stiefel
Signature

Sean Stiefel
Name